U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  March 7, 2001
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)



                       PLAY CO. TOYS & ENTERTAINMENT CORP.
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              Exact Name of Registrant as Specified in its Charter

               Delaware                                0-25030                              95-3024222
  -----------------------------------    -----------------------------------    ----------------------------------
    (State or Other Jurisdiction of            (Commission File Number)        (IRS Employer Identification Number)
            Incorporation)







                550 Rancheros Drive, San Marcos, California 92069
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                     Address of Principal Executive Offices

                                 (760) 471-4505
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               Registrant's Telephone Number, Including Area Code

This Report on Form 8-K contains, in addition to historical information, forward-looking statements by Play Co. Toys & Entertainment Corp. ("Play Co.") with regard to the relationship between Play Co.'s operating subsidiary, Toys International.Com, Inc. ("Toys"), [hereinafter Play Co. and Toys and all other Play Co. and Toys' subsidiaries shall collectively be referred to as the "Company"] and, its primary lender, the Company's pursuit of alternative solutions to its borrowing limitations, the nature and import of credit or credit-related agreements under negotiation, the Company's engagement of a financial advisor, the Company's pursuit of strategic alternatives, the Company's ability to implement strategic alternatives and the Company's cash requirements that involve risks and uncertainties and may constitute forward-look statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect" and "intend," and other such similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such difference include, but are not limited to, the Company's stock price, the willingness of the primary lender to negotiate, the success of negotiations with the primary lender and other potential lenders, the availability under a new credit facility, the availability of additional capital and the adverse effects on the Company's business as a result of general economic conditions, as well as the risks set forth in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Play Co. as of the date of this document, and Play Co. assumes no obligation to update these cautionary statements or any forward-looking statements.


ITEM 5. OTHER EVENTS

         The following summarizes the Company's current issues with regard to its credit availability, as well as its efforts to deal with those issues. A more detailed description of the Company's options and the risks associated with those options is contained in the body of this item.

o The Lender (as hereinafter defined) of the Company's operating subsidiary, Toys, has asserted that Toys is in default under its Credit Facility (as hereinafter defined), which is guaranteed by Play Co.

o Toys has no additional borrowing availability under its Credit Facility, other than those financial requirements the Lender, in its sole discretion, chooses to fund.

o Toys and the Company are in negotiations with the Lender under the Credit Facility in an effort to obtain additional funding. In the event that additional funding is not secured or a strategic partner or investor is not located promptly, Toys and the Company may be forced to seek protection under Title 11 of the United States Code.

o The Company has retained Renaissance Partners as an independent consultant to explore strategic alternatives.

         In addition, the Company will be required to replace or restructure its existing debt, reach agreement with its vendors to restructure the Company's payments to them and/or obtain an additional capital infusion, or some combination thereof, to be able to continue its operations.

         Credit Facility

         On November 20, 2000, Toys entered into a $12,000,000 revolving credit facility (the "Credit Facility") with Wells Fargo Retail Finance (aka Paragon Capital LLC)(The "Lender"). The Credit Facility is guaranteed by Play Co. and secured by substantially all of the assets of the Company. As of March 16, 2001, the Company had approximately 6.4 million of outstanding borrowings under the Credit Facility.

         The Credit Facility called for an initial 90-day period ("Evaluation Period") for the Lender to determine the covenant requirements to be maintained under the Credit Facility and to complete its due diligence investigation. During the Evaluation Period, the Credit Facility is effectively on a demand note basis. After conclusion of the Evaluation Period, the term of the Credit Facility was planned to be for a three-year term.

         The Company's performance during the holiday season fell below projections due, among other factors, to the depressed retail climate and soft toy industry, generally. This performance led the Lender in late January to extend the Evaluation Period for another month in order to continue its evaluation process.

         On March 7, 2001, Toys received a letter from the Lender serving as formal notice of an event of default under the Credit Facility and failure of Toys to meet the conditions of continued funding. The Lender cited in such letter, among other things, a number of significant adverse changes to the financial condition of Toys since the loan approval, resulting in material deviations from that set forth in the Business Plan upon which the Credit Facility was originally extended.

         In the letter, the Lender called due all outstanding amounts under the Credit Facility and provided that any additional funding under the Credit Facility would be in the sole discretion of the Lender, assuming the Company's compliance with other conditions.

         The Company has retained Renaissance Partners as an independent consultant to explore strategic alternatives. In addition, the Company has instructed its legal counsel to consider all options, including but not limited to, the filing under Title 11 of the United States Code, although no formal decision as of yet has been made.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:         None

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PLAY CO. TOYS & ENTERTAINMENT CORP.


Dated:   March 20, 2001                 By:      /s/ Richard Brady
                                                     Richard Brady
                                                     Chief Executive Officer